Exhibit 10.8

Consent Letter

I, [name of spouse] (ID number: [***]), is the legal spouse of [name of individual shareholder] (ID number: [***]). I hereby unconditionally and irrevocably agree to the following documents signed by [name of individual shareholder] on September 26, 2018 (hereinafter referred to as the “Transaction Documents”), and agree to dispose of the equity interests of Shanghai Jinxin Network Technology Co., Ltd. (hereinafter referred to as “Shanghai Jinxin”) held by [name of individual shareholder] and registered in [name of individual shareholder]’s name in accordance with the provisions of the following documents:

(1)	The “Equity Interest Pledge Agreement” signed with Shanghai Mihe Information Technology Co., Ltd. (hereinafter referred to as the “wholly-owned company”), Shanghai Jinxin and related parties;

(2)	Option Agreement signed with wholly-owned company, Shanghai Jinxin and related parties;

(3)	Business Operation Agreement signed with the wholly-owned company, Shanghai Jinxin and related parties; and

(4)	Irrevocable Power of Attorney signed by [name of individual shareholder].

I undertake not to make any claims regarding the equity interest of Shanghai Jinxin held by [name of individual shareholder]. I further confirm that [name of individual shareholder]’s performance of the transaction documents and further modification or termination of the transaction documents do not require my separate authorization or consent.

I undertake to sign all necessary documents and take all necessary actions to ensure proper performance of the Transaction Documents (as amended from time to time).

I agree and undertake that if I acquire any equity interest in Shanghai Jinxin held by [name of individual shareholder] for any reason, I shall be bound by the transaction documents (as amended from time to time) and the transaction documents between the wholly-owned company and Shanghai Jinxin of the Exclusive Technology and Consulting Service Agreement (as amended from time to time) signed on September 26, 2018 (hereinafter referred to as the “Exclusive Technology and Consulting Service Agreement” and comply with the obligations as a shareholder of Shanghai Jinxin under the transaction documents (as amended from time to time) and the Exclusive Technology and Consulting Service Agreement (as amended from time to time), and for this purpose, upon the wholly-owned company’s request, I shall sign a series of written documents in substantially the same format and content as the transaction documents (as amended from time to time) and the wholly-owned company (as amended from time to time).

Signed by:	/s/ [name of spouse]

Date:	January 6, 2023

Schedule of Material Differences

One or more spousal consent letters using this form were executed. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed letters differ from this form:

No.	Name of Individual Shareholder
1.	Xu Jin
2.	Zhu Haitong